                                                                    Exhibit 99.1


CONTACT:

Debra L. Nelson
Chief Financial Officer
Ibis Technology Corporation
(978) 777-4247

FOR IMMEDIATE RELEASE


            IBIS TECHNOLOGY ANNOUNCES SECOND QUARTER FY 2001 RESULTS

DANVERS, MA, July 18, 2001 -- Ibis Technology Corporation (NASDAQ: IBIS), the leading provider of SIMOX-SOI implantation equipment and wafers to the worldwide semiconductor industry, today announced its financial results for the second quarter ended June 30, 2001.

Total revenues for the quarter were $1,256,000 compared to $5,920,000 reported in the second quarter of 2000. SIMOX-SOI wafer sales decreased to $771,000 from $1,442,000 in the same quarter last year. Equipment revenue, generated from implanter, parts and service sales, was $340,000 for the second quarter of 2001 as compared to $4,224,000 in the second quarter of 2000, which included an implanter sale. Contract and other revenue was $145,000 as compared to $254,000 in the second quarter of last year. Net loss for the second quarter of 2001 was $3,049,000, or $0.36 per share, compared to $23,000 in the similar period a year ago.

For the first half of 2001, total revenues were $4,457,000 compared to $7,959,000 for the first half of last year. Net loss for the first six months of 2001 was $3,834,000, or $0.46 per share, compared to a net loss of $395,000, or $0.05 per share, for the same period last year. The decrease in total revenues is primarily due to the fact that no implanters were sold in the first half of this year.

"We remain focused on two primary initiatives: introducing the new Advantox(R) MLD SIMOX process, based on technology licensed from IBM, and developing the new Ibis 2000 200-300mm oxygen implanter," said Martin J. Reid, president and chief executive officer of Ibis Technology Corporation. "I am happy to report that an increasing number of chipmakers are sampling Advantox MLD wafers, which bodes well for future production orders. In addition, the development of the Ibis 2000 is on schedule and we should be producing the first SIMOX wafers on the system by the end of this year."

Commenting on the results of the quarter, Reid noted that wafer sales were affected by the severe downturn of the global semiconductor industry. "The full impact of the order cutback - announced in mid-April - from one of our largest production-wafer customers was felt in this quarter," said Reid. "Another major factor affecting our results is that Ibis is in the midst of a major SIMOX technology transition where customers are focusing their activities on sampling the new Advantox MLD wafers and anticipating the availability of the Ibis 2000 implanter. Both the MLD process and the Ibis 2000 system are breakthrough advances, offering major benefits for chipmakers, and we remain confident in the long-term growth prospects of our business."

IBIS TECHNOLOGY ANNOUNCES SECOND QUARTER FY 2001 RESULTS
July 18, 2001
Page Two


TELECONFERENCE AND SIMULTANEOUS WEBCAST
Ibis will host a teleconference to discuss its second quarter results on July 18, 2001 at 10:00 a.m. EDT. The dial in number to listen to the conference call is (913) 981-5543. A live webcast of the conference call will available at the Ibis Technology website at WWW.IBIS.COM or at WWW.STREETEVENTS.COM. A replay of the call will be available on these websites for approximately one week.

ABOUT IBIS TECHNOLOGY
Ibis Technology Corporation is the leading provider of SIMOX-SOI (Separation by Implanted Oxygen-Silicon-On-Insulator) wafers and equipment for the worldwide semiconductor industry. The company is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' World Wide Web site at WWW.IBIS.COM.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding the technology trends in the semiconductor industry, the impact of such trends on the Company's business, the benefits of SOI, the development and roll-out schedule for the Ibis 2000 and wafers produced using the Ibis 2000, the Company's long-term growth prospects, the semiconductor industry's adoption of SIMOX-SOI technology and the plans of major chip makers to sample Ibis' wafers. Such statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings. All information set forth in this press release is as of July 18, 2001, and Ibis undertakes no duty to update this information unless required by law.


                          -- FINANCIAL TABLES FOLLOW --

IBIS TECHNOLOGY ANNOUNCES SECOND QUARTER 2001 RESULTS
July 18, 2001
Page Three

                           IBIS TECHNOLOGY CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS

                                               QUARTER ENDED JUNE 30,          6 MONTHS ENDED JUNE 30,
                                               ----------------------          -----------------------
                                                 2001           2000              2001           2000
                                                 ----           ----              ----           ----

Product sales                              $    771,000     $ 1,442,000      $ 3,235,000     $ 3,085,000
Contract and other revenue                      145,000         254,000          346,000         334,000
Equipment revenue                               340,000       4,224,000          876,000       4,540,000
                                            -----------     -----------      -----------     -----------
  Total revenue                               1,256,000       5,920,000        4,457,000       7,959,000
                                            -----------     -----------      -----------        ---------
Cost of product sales                         1,858,000       1,151,000        3,651,000       2,084,000
Cost of contract and other revenue              194,000         168,000          261,000         220,000
Cost of equipment revenue                       162,000       2,749,000          413,000       2,881,000
                                            -----------     -----------      -----------        ---------
  Gross profit                                 (958,000)      1,852,000          132,000       2,774,000
General & administrative                        590,000         627,000        1,133,000       1,074,000
Marketing & sales                               529,000         429,000        1,021,000         856,000
Research & development                        1,224,000       1,310,000        2,405,000       2,223,000
                                            -----------     -----------      -----------        ---------
  Loss from operations                       (3,301,000)       (514,000)      (4,427,000)     (1,379,000)
Other income                                    252,000         491,000          593,000         984,000
                                            -----------     -----------      -----------        ---------
Net loss                                    $(3,049,000)    $   (23,000)     $(3,834,000)    $  (395,000)
                                            -----------     -----------      -----------        ---------
Net loss per share
  Basic                                     $     (0.36)    $      0.00      $     (0.46)    $     (0.05)
  Diluted                                   $     (0.36)    $      0.00      $     (0.46)    $     (0.05)
Weighted average number of shares
 used in per share calculation
  Basic                                       8,374,346       8,295,062        8,363,398       8,252,858
  Diluted                                     8,374,346       8,295,062        8,363,398       8,252,858

                            CONDENSED BALANCE SHEETS

                                                              JUNE 30, 2001       DECEMBER 31, 2000
                                                              -------------       -----------------
Assets
Current assets:
   Cash and cash equivalents                                  $  17,388,000         $  26,366,000
   Accounts receivable                                            1,285,000             1,210,000
   Unbilled revenue                                                 165,000               511,000
   Inventories                                                    2,023,000            10,933,000
   Other current assets                                             235,000               326,000
                                                              -------------         -------------
      Current assets                                             21,096,000            39,346,000
Property and equipment                                           29,803,000            14,542,000
Other assets                                                      2,295,000             2,411,000
                                                              -------------         -------------
      Total assets                                            $  53,194,000         $  56,299,000
                                                              =============         =============

Liabilities and Stockholders' Equity
Current liabilities:
   Capital lease obligation, current                          $      12,000         $      12,000
   Accounts payable and other current liabilities                 7,235,000             6,749,000
                                                              -------------         -------------
      Current liabilities                                         7,247,000             6,761,000
Capital lease obligation, long-term                                  13,000                19,000
Other liabilities                                                        --                    --
Stockholders' equity                                             45,934,000            49,519,000
                                                              -------------         -------------
   Total liabilities and stockholders' equity                 $  53,194,000         $  56,299,000
                                                              =============         =============


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